STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of [___], 2004 (the “Closing Date”), by and between SPECIALTY UNDERWRITERS’ ALLIANCE, INC., a Delaware corporation (the “Company”) and FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation (the “Investor”).

RECITALS

     WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, in a private transaction that is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D thereunder, [___] shares of common stock on the terms and conditions set forth in this Agreement (the "Private Transaction”).

     WHEREAS, the Company has delivered to the Investor certain information about the Company and its business and about the Private Transaction.

     WHEREAS, concurrently with the Private Transaction, the Company intends to make an initial public offering (the “Public Offering”) of [___] shares of its common stock pursuant to a registration statement filed with the Securities and Exchange Commission (the “Commission”) on Form S-1 (No. 333-117722) and a related preliminary prospectus for the registration of the common stock under the Securities Act and the rules and regulations thereunder (the “Securities Act Regulations”).

AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

     The following defined terms used herein and not otherwise defined shall have the meaning set forth below:

     Acquisition shall mean the acquisition of all of the issued and outstanding capital stock of PIC from its shareholders pursuant to the stock purchase agreement dated as of March 22, 2004 (as amended through the date hereof, the “PIC Agreement”).

     Closing shall have the meaning set forth in Article 3 hereof.

     Closing Date shall have the meaning set forth in the first paragraph hereof.

     Closing Time shall have the meaning set forth in Article 3 hereof.

     Code shall have the meaning set forth in Section 4.1(ee).

     Commission shall have the meaning set forth in the recitals.

     Common Stock shall mean the common stock, $0.01 par value, of the Company.

     Company Indemnitees shall have the meaning set forth in Section 8.14.

     Covered Entities shall have the meaning set forth in Section 4.1(m).

     ERISA shall have the meaning set forth in Section 4.1(ee).

     Exchange Act shall have the meaning set forth in Section 4.1(i).

     Intangibles shall have the meaning set forth in Section 4.1(y).

     Investor Indemnities shall have the meaning set forth in Section 8.14.

     Material Adverse Effect shall have the meaning set forth in Section 4.1(c).

     PIC shall mean Potomac Insurance Company of Illinois.

     Private Transaction shall have the meaning set forth in the recitals.

     Prospectus shall mean that certain prospectus, dated [November ___], 2004, relating to the concurrent public offering of Common Stock of the Company, together with amendments thereto.

     Public Offering shall have the meaning set forth in the recitals.

     Registration Rights Agreement shall have the meaning set forth in Section 6.1(d).

     Registration Statement shall mean the registration statement, as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations), filed with the Commission on Form S-1 (No. 333-117722) in connection with the Public Offering; except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time, “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.

     Securities Act shall have the meaning set forth in the recitals.

     Securities Act Regulations shall have the meaning set forth in the recitals.

     Shares shall have the meaning set forth in Article 2.

     State Acts shall have the meaning set forth in Section 7.2(a).

     Transfer shall have the meaning set forth in Section 7.2(a).

     Underwriting Agreement shall mean the Underwriting Agreement entered into in connection with the Public Offering, dated as of [___], 2004, by and between the Company and Friedman, Billings, Ramsey & Co., Inc., William Blair & Company, L.L.C. and Cochran, Caronia & Co., as representatives of the several Underwriters (as defined therein).

ARTICLE 2
AGREEMENT TO PURCHASE AND SELL STOCK

     Upon the basis of the warranties and representations and subject to the other terms and conditions set forth herein, the Company agrees to sell to the Investor at the Closing Time, and the Investor agrees to purchase from the Company at the Closing Time, [___] shares of Common Stock (the “Shares”), at the purchase price per share of $[___].

ARTICLE 3
PAYMENT AND DELIVERY; CLOSING

     The purchase and sale of the Shares shall take place at the offices of Sidley Austin Brown & Wood LLP, on [___], 2004 (the “Closing”). At the Closing, the Company shall deliver to the Investor a certificate representing the Shares and the Investor shall deliver the purchase price of $[___] ([___) in immediately available funds. The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time.”

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     4.1.          The Company hereby represents and warrants to the Investor that the statements in the following paragraphs of this Article 4 are all true and correct as of the date hereof and as of the Closing Time:

               (a)     the Company has an authorized capitalization, and will have immediately after the Closing Time for the purchase and sale of the Shares, an actual capitalization, as set forth in the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and free of pre-emptive rights; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock or other equity interests, any such convertible or exchangeable or redeemable securities or obligation, or any such warrants, rights or options;

               (b)     the Company has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease or operate its properties and to conduct its business (including its operations upon consummation of the Acquisition) as described in the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated herein;

               (c)     each of the Company and PIC is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or financial condition, of the Company and, after the completion of the Acquisition, PIC, taken as a whole (a "Material Adverse Effect”) (it being understood that PIC is not qualified in those jurisdictions so disclosed in the Prospectus and that PIC is expected to be in good standing in Texas shortly following the Closing Time); except as disclosed in the Prospectus, following the Closing Time, PIC shall not be prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to PIC’s capital stock or from repaying to the Company any amounts that may from time to time become due under any loans or advances to PIC from the Company, or from transferring any of PIC’s property or assets to the Company; other than PIC following the completion of the Acquisition, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

               (d)     each of the Company and PIC is in compliance with all federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders applicable to it, including those relating to transactions with affiliates, except where any failures to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (e)     the Company is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both could constitute a breach of, or default under) its charter or bylaws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound, except for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

               (f)     PIC is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its charter or bylaws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it is bound, except for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect; and the Acquisition will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (1) any provision of the charter or bylaws of PIC, or (2) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which PIC is a party or by which the properties of PIC may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to PIC, except in the case of this clause (2) for such breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect;

               (g)     the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated herein and in the Prospectus, including the Acquisition, will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both could constitute a breach of, or default under), (i) any provision of the charter or bylaws of the Company, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except in the case of this clause (ii) for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company;

               (h)     this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

               (i)     no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, or the Company’s issuance, sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time, under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Common Stock is being offered;

               (j)     except as described in the Prospectus, each of the Company and PIC has filed (or will file within the required time period after the Closing Time, if applicable) all applications for approval, authority or licensing from all applicable regulatory agencies as are necessary to conduct its proposed business, subject to capitalization, immediately following the Closing Time as described in the Prospectus and has not received any notice of denial of any such approval or authority; except as described in the Prospectus, following the Closing Time and capitalization, each of the Company and PIC will have all necessary licenses, authorizations, consents and approvals and will have made all necessary filings required under any applicable law, regulation or rule, and will have obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as in effect immediately following the Closing Time, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the aggregate, have a Material Adverse Effect with respect to the operations for which approval, authority or licenses from applicable regulatory agencies have not been obtained; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Prospectus; the Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Prospectus except to the extent that any failure to have such accreditation or certification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (k)     the Prospectus and any further amendments or supplements thereto, when they are filed with the Commission, will contain all material information required to be included therein by the Securities Act and the Securities Act Regulations and otherwise comply, in all material respects, with the requirements of the Securities Act and the Securities Act Regulations; the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date and at the Closing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no party hereto makes any warranty or representation with respect to any statement contained in the the Prospectus, or any amendments or supplements thereto, in reliance upon and in conformity with the information concerning the Underwriters (as defined in the Underwriting Agreement) and furnished in writing by or on behalf of such Underwriters by their Representatives (as defined in the Underwriting Agreement) to the Company expressly for use in the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(c) of the Underwriting Agreement);

               (l)     there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its officers and directors or to which its properties, assets or rights are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency the adverse outcome of which could reasonably be expected to have a Material Adverse Effect;

               (m)     the financial statements, including the related supporting schedules and notes thereto, included in the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data in the Prospectus under the captions “Summary—Summary Unaudited Pro Forma Financial Information,” “Selected Financial Information of Specialty Underwriters’ Alliance, Inc.,” and “Selected Financial Information of Potomac” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Prospectus; no other financial statements or supporting schedules are required to be included in the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Covered Entities, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Prospectus;

               (n)     PricewaterhouseCoopers LLP, whose reports on the consolidated financial statements referred to in paragraph (o) above are filed with the Commission as part of the Prospectus, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

               (o)     subsequent to the respective dates as of which information is given in the Prospectus, and except as may be otherwise stated in the Prospectus, there has not been (i) any event, circumstance or change that could reasonably be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any transaction, other than in the ordinary course of business, that is material to the Company and PIC considered as one enterprise, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or PIC, other than in the ordinary course of business, that is material to the Company and PIC considered as one enterprise, (iv) any change in the capital stock or outstanding indebtedness of the Company or PIC that is material to the Company and PIC considered as one enterprise, (v) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or PIC, or (vi) any loss or damage (whether or not insured) to the property of the Company or PIC that has been sustained or will have been sustained that has or may reasonably be expected to have a Material Adverse Effect;

               (p)     the Shares conform in all material respects to the description of the Common Stock contained in this Agreement and in the Prospectus;

               (q)     except as set forth in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered by the Company under the Securities Act;

               (r)     the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or otherwise;

               (s)     the Common Stock has been registered under Section 12(g) of the Exchange Act and approved for quotation on the Nasdaq National Market;

               (t)     the Company has not relied upon the Investor or legal counsel for the Investor for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

               (u)     any certificate signed by any officer of the Company delivered to the Investor or to counsel for the Investor pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Investor as to the matters covered thereby;

               (v)     all securities issued by the Company and the certificates used to evidence the Shares have been issued and comply in all material respects with all applicable statutory requirements and with any applicable requirements of the organizational documents of the Company;

               (w)     except for liens under the short-term senior loans provided to the Company by the Investor and Standard American Insurance Limited, the Company has good and marketable title in fee simple to all real property, if any, and good title to all material personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property or do not interfere with the use proposed to be made of such property by the Company; any real property and buildings or material personal property held under lease by the Company is held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not, individually or in the aggregate, material to the Company or do not interfere with the use proposed to be made of such property and buildings or material personal property by the Company;

               (x)     the descriptions in the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company and, to the knowledge of the Company, the other parties thereto in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company, no party is in breach or default under any such agreements; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Investor or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

               (y)     except as described in the Prospectus, each of the Company and PIC owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to entitle it to conduct its business as it will be conducted immediately after the Closing as described in the Prospectus, and neither of them has received written notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that could reasonably be expected to have a Material Adverse Effect;

               (z)     after the Closing Time, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

               (aa)     the Company has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and has paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company; no tax deficiency has been asserted against the Company, and the Company does not know of any tax deficiency that is likely to be asserted against it that, if determined adversely to it, could reasonably be expected to have a Material Adverse Effect;

               (bb)     the Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect;

               (cc)     the Company is not in violation, nor has it received notice of any violation with respect to, any applicable safety or similar law, regulation or rule applicable to the business of the Company; the Company has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (dd)     the Company is not in violation of nor has it received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect;

               (ee)     the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company could have any material liability; the Company has not incurred and does not reasonably expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company could have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that could cause the loss of such qualification;

               (ff)     there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (gg)     neither the Company nor, to the knowledge of the Company, any officer or director purporting to act on behalf of the Company has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company sells or from which the Company buys (or will buy) loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company;

               (hh)     except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or affiliates of the Company or any of the members of the families of any of them;

               (ii)     no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Prospectus and that is not so described;

               (jj)     neither the Company nor, to the knowledge of the Company, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

               (kk)     all securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws, and (ii) the laws of the jurisdiction of incorporation of the Company, except where the failure to comply with any such laws or requirements would not reasonably be expected to have a Material Adverse Effect;

               (ll)     in connection with the Private Transaction and the Public Offering, and assuming the truthfulness of the representations and warranties of the Investor herein and the purchase and sale of the Shares as contemplated in this Agreement, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act;

               (mm)     the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;

               (nn)     the PIC Agreement has not been terminated;

               (oo)     the representations and warranties made with respect to the PIC in the PIC Agreement are true and correct in all material respects;

               (pp)     the Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds”, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended;

               (qq)     the statistical and market related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate; and

               (rr)     the conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Prospectus and except such regulation as is applicable to the insurance industry and/or insurance holding companies generally.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF INVESTOR

     The Investor hereby represents and warrants as of the date hereof and as of the Closing Time to the Company that:

     5.1.     Authorization.

     The Investor has full power and authority to enter into this Agreement and such agreement constitutes a valid and legally binding obligation, enforceable in accordance with its respective terms except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and except to the extent that the indemnification and contribution provisions of Section 8.14 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

     5.2.     Purchase Entirely for Own Account.

     This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

     5.3.     Disclosure of Information.

     The Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of Shares and the business, properties, prospects and financial condition of the Company.

     5.4.     Investment Experience.

     The Investor understands that the purchase of the Shares involves substantial risk. The Investor: (i) has experience as an investor in securities and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Shares and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

     5.5.     QIB Status.

     The Investor is a “Qualified Institutional Buyer” within the meaning of Rule 144A promulgated under the Securities Act.

     5.6.     Restricted Securities.

     The Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable rules and regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.

     5.7.     Finder’s Fee.

     The Investor has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

ARTICLE 6
CONDITIONS TO CLOSING

     6.1.     The obligation of the Investor to close the transaction contemplated by this Agreement is subject to the satisfaction on or prior to the Closing of the following conditions:

               (a)     The Company shall have executed this Agreement and delivered the same to the Investor.

               (b)     Investor shall have received copies of all documents and information which it may have reasonably requested in connection with the purchase and sale of the Shares.

               (c)     The Company shall have delivered to the Investor a certificate of its Chief Executive Officer and its Chief Financial Officer, to the effect that, the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects and the conditions set forth in this Section 6.1 have been satisfied, in each case as of such date.

               (d)     The Company shall have executed a registration rights agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement”) and delivered the same to the Investor.

               (e)     The Company shall have successfully completed the closing of the Public Offering of Common Stock to the satisfaction of the Investor.

               (f)     Between the time of execution of this Agreement and the Closing Time, there shall not have been any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

     6.2.     The obligation of the Company to close the transaction contemplated by this Agreement is subject to the satisfaction on or prior to the Closing of the following conditions:

               (a)     The Investor shall have executed this Agreement and delivered the same to the Company.

               (b)     The Investor shall have delivered to the Company a certificate of an authorized officer, dated as of the Closing Date, to the effect that the representations and warranties of the Investor in this Agreement are true and correct, as if made on and as of the Closing Date, and the Investor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing;

               (c)     The Investor shall have executed the Registration Rights Agreement, and delivered the same to the Company.

               (d)     The Company shall have successfully completed the closing of the Public Offering of Common Stock.

               (e)     The Investor shall have delivered the Purchase Price as specified in Article 3.

ARTICLE 7
COVENANTS OF THE PARTIES

     7.1.     Legends.

     It is understood that the certificates evidencing the Shares will bear the legends set forth below:

               (a)     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE

SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

               (b)     Any legend required by the laws of the State of Delaware or any other state securities laws.

     The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

     7.2.      Restrictions on Transfer; Registration Rights.

               (a)     The Investor agrees that, for a period of 180 days from the date of the Prospectus, it will not, without the prior written consent of the Company, sell, assign, transfer or otherwise dispose of (“Transfer”) any of the Shares and will not, at any time, Transfer any Shares in violation of the Securities Act or any applicable state or other securities laws (“State Acts”).

               (b)     The Shares issued pursuant to this Agreement may not be transferred except in a transaction, which is in compliance with the Securities Act and State Acts. Except as provided hereafter with respect to registration of the Shares or sale under Rule 144 as contemplated in Exhibit A, it shall be a condition to any such transfer that the Company shall be furnished with an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the proposed transfer would be in compliance with the Securities Act and State Acts. Notwithstanding the foregoing, furnishing such opinion of counsel shall not be a condition to any transfer of the Shares to an affiliate of Investor, including for this purpose if Investor is an investment company, any fund or account advised by Investor’s investment adviser or any affiliate thereof.

ARTICLE 8
MISCELLANEOUS

     8.1.     Payment of Expense.

     Payment of Expenses. The Company shall be responsible for all costs and expenses associated with future registrations and issuances of Common Stock contemplated by this Agreement and the Registration Rights Agreement attached as Exhibit A hereto, but shall have no obligation for any legal or other costs incurred by the Investor for such future registrations.

     8.2.     Survival of Warranties.

     The representation, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year after the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, its counsel or the Company or its counsel, as the case may be.

     8.3.     Successors and Assigns.

     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that the Investor may assign its rights, but may not delegate its obligations, hereunder to a wholly-owned subsidiary. In no event will a sale by the Investor of all or substantially all of its capital stock or assets, or a merger, consolidation, share exchange or other business combination transaction involving the Investor constitute an assignment for purposes of this Section 8.3.

     8.4.     Governing Law.

     This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

     8.5.     Counterparts; Facsimile Signatures.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be deemed to be original signatures.

     8.6.     Headings.

     The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

     8.7.     Notices.

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed, by a nationally recognized overnight courier service or by facsimile, as follows:

If to the Company, to:

Specialty Underwriters’ Alliance
8585 Stemmons Freeway, Suite 200
South Tower
Dallas, Texas 75247
Attention: Courtney C. Smith

With a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: William W Rosenblatt, Esq.

If to the Investor, to:

Friedman, Billings, Ramsey Group, Inc.
1001 19th Street North
Arlington, Virginia 22209
Attention: General Counsel

With a copy to:

Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603
Attention: John J. Sabl, Esq.

     or at such other address as the Investor or the Company may designate by giving ten (10) days advance written notice to the other parties.

     8.8.     Attorneys’ Fees.

     If any action at law or in equity, proceeding or counterclaim is necessary to enforce or interpret the terms of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party shall be entitled to be reimbursed by the opposing party for all of the prevailing party’s reasonable attorneys’ fees, costs and other reasonable out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim in addition to any other relief to which such party may be entitled.

     8.9.     Amendments and Waivers.

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company.

     8.10.     Termination.

     In the event any of the conditions to a party’s obligations to close the transactions contemplated under this Agreement is not satisfied or waived, that party shall have the right to terminate this Agreement. In addition, in the event the Company does not complete the Public Offering of its Common Stock by [___] the Investor shall have the right to terminate this Agreement.

     8.11.     Severability.

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     8.12.     Entire Agreement.

     This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof. The Exhibits hereto shall be deemed a part of this Agreement for all purposes.

     8.13.     Further Assurances.

     From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     8.14.     Indemnity.

     The Company shall indemnify, defend and hold harmless Investor and each of its agents, partners, members, officers, directors, representatives and affiliates (each an “Investor Indemnitee” and collectively, the “Investor Indemnitees”) from and against any and all losses, liabilities, claims and expenses, including reasonable attorneys’ fees, sustained by any Investor Indemnitee resulting from, arising out of, or connected with any material inaccuracy in, breach of, or non-fulfillment of any representation, warranty, covenant or agreement made by or other obligation of the Company contained in this Agreement (including the exhibits and schedules hereto) or in any document delivered in connection herewith.

     The Investor shall indemnify, defend and hold harmless the Company and each of its agents, partners, members, officers, directors, representatives and affiliates (each a “Company Indemnitee” and collectively, the “Company Indemnitees”) from and against any and all actual damages sustained or incurred by any Company Indemnitee upon a finding by a court of competent jurisdiction in a final non-appealable judgment that the Investor has in fact breached its representations and warranties under Article 5 of this Agreement and that the Company Indemnitee has in fact been damaged as a direct result of such breach.

     8.15.     Press Release.

     The Company shall not issue any public statement or press release, or otherwise disclose in any manner the identity of the Investor or that Investor has purchased the Shares, without the prior written consent of the Investor, except as may be required by applicable law or as disclosed in the Registration Statement; provided, however, that the Company may disclose such information in any registration statement filed with the Commission pursuant to the registration rights agreement to be executed and delivered by the parties on the Closing Date pursuant to Sections 6.1(d) and 6.2 (c) hereof.

[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: SPECIALTY UNDERWRITERS’ ALLIANCE, INC., a Delaware Corporation
By:
Name:
Title:

INVESTOR: FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation
By:
Name:
Title:

Exhibit A

Registration Rights Agreement